Exhibit 10.2

TRANSLATION FOR CONVENIENCE ONLY

Labor Services Supply Agreement
Made and executed in Kibbutz Shamir on this 9th day of February 2005

BETWEEN:	Kibbutz Shamir Co-operative Society Registered Society no. 57-000272-5 Mobile Post Upper Galilee 12135 (hereinafter: "the Kibbutz")
of the one part
AND:
Shamir Optic Development and Industry—Agricultural Co-operative Society Ltd.
Agricultural Co-operative Society no. 57-003541-0 or such limited company as will derive from the Agricultural Co-operative Society
Of Kibbutz Shamir, Mobile Post Upper Galilee 12135
(hereinafter: "the Company")
of the other part
WHEREAS	On the date of execution of this Agreement the Company is incorporated as an agricultural co-operative society limited; and
WHEREAS
It is the Company's intention to vary, on or about the Operative Date (as hereinafter defined) its corporate configuration in accordance with section 345 of the Companies Law, 5759-1999, from an agricultural co-operative society limited to a company limited by shares in a manner whereby all its rights and obligations, including under this Agreement, will belong to and be within the responsibility of such limited company; and
WHEREAS	The Company is proprietor of a factory which develops, manufactures, markets and sells spectacle lenses and moulds for producing plastic spectacle lenses (hereinafter: "the Plant"); and
WHEREAS
The Company receives from the Kibbutz, in addition to salaried employees, labor services through kibbutz members and/or candidates for membership according to an agreement dated January 1, 1999 (hereinafter: "the Existing Agreement"); and
WHEREAS	The Company is desirous of continuing to receive from the Kibbutz labor services for the purpose of operating the Plant according to the terms of this Agreement; and
WHEREAS	The Kibbutz has agreed to make available to the Company for the purpose of operating the Plant, labor services by kibbutz members pursuant to the conditions hereinafter set out;

It is therefore agreed, stipulated and declared between the parties as follows:

1.     Preamble and Interpretation

  1.1
  The preamble to this Agreement and the Appendices thereto constitute an integral part thereof.

  1.2
  The section headings in this Agreement are for convenience only and no meaning will be attributed thereto for purposes of interpreting this Agreement.

  1.3
  Save as otherwise expressly stated, the following expressions used in this Agreement shall bear the meanings set out opposite them:

    "the Operative Date"—the date on which the Company will list its shares for trading on NASDAQ.

    "the Existing Agreement"—as defined above.

    "the Services"—the labor services to be provided by the Kibbutz to the Company through the staff as mentioned below in this Agreement.

    "Kibbutz Member/s"—Kibbutz member/s and/or candidate/s for membership in the Kibbutz.

    "Staff"—Kibbutz members through whom the Services are currently or will in the future be provided to the Company in accordance with the terms hereof, as hereinafter provided.

    "the Base Consideration"—the gross consideration for a full time position to any future Staff.

    "Working Hour"—a full hour during which work will be carried out for the Company by a Staff employee.

    "Job"—labor services to be supplied by a Staff employee to the extent of 186 working hours per month.

2.     The Services

  2.1
  The Kibbutz will use its best endeavors to supply to the Company, upon demand, for the entire duration of this Agreement, the Services and fill the Jobs pursuant to the Company's needs and for the Staff in charge of the Kibbutz.

  2.2
  In the event of the Company being in need of additional labor services, the Kibbutz will be afforded the first opportunity to offer employees to the Company from among the Kibbutz members and the Company will have the sole discretion to accept the Kibbutz's offer provides it will not unreasonably refuse to accept the Services through such additional employees from among the Kibbutz Members.

  2.3
  Subject as provided in section 2.1 above, the Company will be entitled to determine, at its sole discretion, the number and type of the Jobs to be supplied to it by the Kibbutz, the number of working hours to be supplied to it by each of the Staff employees, and the Base Consideration of each of them who (a) will start performing the services following the signature of this Agreement; or (b) whose services to be supplied to the Company will change after the signature date of this Agreement .

  2.4
  Any modification to the Base Consideration of the Staff employees will be made with the written consent of both parties hereto.

  2.5
  The Company will not employ directly nor turn to any of the Staff or Kibbutz Member offering to employ him/her otherwise than through the Kibbutz as provided by this Agreement, except in respect of the positions of managing director and deputy managing director who, as of the Operative Date, will be employed by the Company directly.

  2.6
  The Kibbutz undertakes to use its best endeavors in order to supply the Services to the Company through Staff having the ability, skill and experience required to carry out the duties for which they will appointed in the Company.

  2.7
  The Kibbutz undertakes to use its best endeavors to ensure that the Staff through whom the Services will be provided will carry out their positions with devotion, skill and loyalty, in accordance with the instructions of the Company's management and his/her direct superiors.

  2.8
  The Company may, at its sole discretion, demand that the Kibbutz replace at any time, a particular Staff employee through whom the Services are provided or refuse to hire for work any Staff employee, on reasonable grounds. In such a case, the Kibbutz undertakes to use its best endeavors to provide in lieu of such Staff employee, a substitute. In the absence of suitable substitute Staff, as solely determined by the Company, the Company will be under not constraint to hire an employee not being a kibbutz member.

  2.9
  The Company may send, at its own expense, Staff employees for professional or vocational studies or other continuing education relating to the Company's activity.

  2.10
  For the avoidance of any doubt, notice by the Kibbutz to the Company to the effect that it is unable or does not have the appropriate Staff to fill the Job requested by the Company, will not be regarded as a breach of this Agreement by the Kibbutz.

3.     Consideration

        In consideration for providing the Services, the Company will pay the Kibbutz the following consideration:

  3.1
  The Company will pay the Kibbutz a monthly payment to be computed as set out in Appendix 'A'.

  3.2
  Deleted.

  3.3
  The tariffs in respect of Jobs provided to the Company as set out in Appendix 'A' will be linked to the Consumer Price Index (hereinafter: "the CPI"), the base CPI being that published on the Operative Date. Consideration for future Staff will be updated in a manner whereby the base CPI will be that known on the date on which the future Staff joins the Company.

  3.4
  The payment mentioned in section 3.1 above plus linkage differentials in respect thereof will be made on the 10th of each month in respect of the preceding month.

  3.5
  VAT as required by law will be added to every payment and be paid to the Kibbutz against the provision of a tax invoice to the Company.

  3.6
  Every payment, tax or levy of any kind whatsoever (except for VAT), applicable to the payments mentioned in this section will apply to and be exclusively paid by, the Kibbutz. Should the Company make any such payment or levy or tax, the Kibbutz will indemnify it in respect of such expense immediately upon the Company's first demand.

  3.7
  Any payment mentioned in this section which has not been paid on due date will bear arrears interest at the average rate customary for the time being in Bank Hapoalim B.M., Bank Leumi le-Israel B.M., and the First International Bank of Israel Ltd., in respect of payments in arrear as from the maturity date thereof through the date of actual payment.

4.     Bonus

  Whenever any bonuses are divided by the Company to the Company employees, the Company will pay the Kibbutz for the Staff employees through whom the Kibbutz supplies the labor services under the Agreement, a cash bonus in a sum to be fixed for each individual employee of the Staff employees according to the same criteria according to which the bonuses to the Company employees are fixed.

5.     Staff status

  5.1
  The Kibbutz hereby declares that in supplying the Services to the Company it will do so as an independent contractor.

  5.2
  The Kibbutz will be solely responsible for performing all obligations which apply (if at all) towards the Staff as employer in connection with the employer-employee relationship.

  5.3
  Pursuant to the foregoing, the Kibbutz alone will bear all costs and payments originating from, and in the termination of, the employer-employee relationship in respect of the Staff, including any tax attracted by such relationship.

6.     Insurance

  6.1
  The Company shall be responsible for acquiring an employers' liability insurance policy, at its own expense, to cover all the Staff, under which the beneficiaries will be the Kibbutz and/or the Company, and for keeping such policy in force for the entire duration of this Agreement.

  6.2
  The Company will furnish the Kibbutz with a copy of the policy mentioned in section 6.1 above, and of any renewal thereof or of the documents pertaining thereto, immediately upon receipt.

7.     Confidentiality, copyright and non-competition

  7.1
  The Kibbutz undertakes to keep confidential and use its best endeavors to procure that the Staff will keep confidential, all commercial, technical or other information that it receives from the Company or becomes apprised of within the framework of providing the Services to the Company, including, but without limitation, production and development techniques, contracts, software, customer and supplier lists and prices, with the exception of know-how that is in the public domain (hereinafter: "the Know-how"). The Kibbutz further undertakes not to use, and ensure, to the best of its ability, that the staff will not make or use any Know-how otherwise than for purposes of the Company's activity, and prevent the disclosure of the Know-how or any part thereof to any third party except where required for purposes of providing the Services to the Company, subject to the Company's directions in this regard, and/or as will be required of it by any competent authority, pursuant to any statutory provisions.

    This section will continue to survive the rescission or other termination of this Agreement for any reason whatsoever.

  7.2
  All rights relating to technological developments and/or inventions that will be developed by the Staff during the period that the Services are provided by them to the Company and for a period of 12 months commencing from the date of the termination of the provision of the Services by them, in connection with the Company's activity, will be the Company's exclusive property and neither the Kibbutz nor the Staff will have any claim or demand in connection with such rights.

  7.3
  The Kibbutz will use its best endeavors to ensure the Staff's fulfillment of the provisions of this section, and undertakes to sign, and use its best ability to obtain the Staff employees' signature to any document required for purposes of securing the fulfillment of the provisions of this section, including the documents required for transferring or assigning rights and/or any waiver thereof.

8.     Term and termination of this Agreement

  8.1
  This Agreement will endure for a period of 60 (sixty) months commencing from the Operative Date (hereinafter: "the Initial Period") and will automatically be extended for further periods of five years each, unless either party to this Agreement notifies the other, in writing, of its desire not to extend the Agreement at least 180 days prior to the expiration of the Initial Period or any extended period.

  8.2
  Each party will be entitled to bring this Agreement to an end by written notice to the other party if the other party has committed a fundamental breach of this Agreement and fail to cure the same within 30 days of receiving written notice from the other party of the existence of the fundamental breach.

  8.3
  For the avoidance of any doubt the undertakings of the Kibbutz mentioned in sections 5.3 and 7 above will survive the termination or other rescission of this Agreement for any reason, and remain in effect and be binding upon the Kibbutz.

9.     Condition precedent

  9.1
  This Agreement is conditional upon the Company's securities being listed for trading on an American exchange. If, by the 31st day of December, 2005 such condition precedent will not be fulfilled, this Agreement will be null and void and the parties will have no claim or demand or cavil in relation to the Agreement. For the avoidance of any doubt in the event of a rescission of this Agreement as stated above, the relationship between the parties hereto will be governed by the terms of the Existing Agreement.

  9.2
  Immediately upon the condition precedent being fulfilled, the Existing Agreement will come to an end and no longer be of any effect and the parties will act in accordance with the present Agreement. Upon this Agreement entering into effect, the parties declare and covenant that they have no mutual claims and demands and waive any claim that may exist.

10.   Arbitration

  10.1
  Any disputes relating to this Agreement, the application and interpretation thereon will be referred to a mediation process and in the absence of a determination in that process, will be exclusively subject to the determination of a sole arbitrator to be appointed with the consent of the parties, and, in the absence thereof, will be appointed by the Chairman of the Auditors Council.

  10.2
  The arbitrator will be subject to substantive law and be bound to assign reasons for his decision but will not be subject to the rules of evidence.

  10.3
  This section constitutes an arbitration agreement within the meaning of the Arbitration Law, 5728-1968.

11.   Whole Agreement, modification and waiver

  11.1
  This Agreement and all the Appendices hereto exclusively determine and encompass all the conditions and provisions applicable to the engagement between the parties in relation to the provisions therein contained. Commencing from the Operative Date, this Agreement supersedes any agreement, declaration and understanding made (if any) between either of the parties hereto and any other party or parties to this Agreement, verbally or in writing, prior to this Agreement having been signed.

    The parties regard the overall stipulations contained in this Agreement as a single, overall obligation and declare that they have entered into this Agreement with the intention that all the stipulations thereof will be fulfilled as part of a single transaction.

  11.2
  No variation to the provisions of this Agreement will be valid or have any binding effect unless made in writing and duly signed by all the parties.

    No waiver by a party to this Agreement of any of its rights will be of any effect unless made in writing and if valid will only be effective at the time and for the particular matter for which it is made only, and will create no estoppel or forebearance as regards the future.

  11.3
  Even if this Agreement will be severable as stated in section 19 of the Contracts (General Part) Law, 5733-1973, if any right of rescission arises for any of the parties pertaining to a specific part or parts thereof, it will not be possible to rescind such part only.

12.   Costs

  12.1
  Each party will bear its own costs in connection with this Agreement.

  12.2
  Stamp duty, if applicable to this Agreement, will be borne by the Company.

13.   Notices

  13.1
  Any notice sent by one party to the other will be sent in writing by registered mail according to the addresses appearing in the preamble to this Agreement or be served personally. Notice given by mail will be deemed to have been received within 72 hours of dispatch by registered mail. Notice given personally will be deemed to have been received upon delivery.

  13.2
  For purposes of this section, Sabbaths and Jewish Festivals will not be taken into account.

In witness whereof the parties have set their hands:

/s/ UZI TZUR Uzi Tzur	/s/ EFRAT COHEN Efrat Cohen	/s/ RAMI BEN-ZEEV Rami Ben-Zeev	/s/ AVRAHAM HADAR Avraham Hadar
Kibbutz Shamir		Shamir Optic Development and Industry—Agricultural Co-operative Society Ltd.